EXHIBIT 99.1

B&W Appoints Jim Ferland President and Chief Executive Officer

Brandon C. Bethards to Retire at 2012 Annual Meeting

CHARLOTTE, N.C. – April 4, 2012 – The Babcock &Wilcox Company (B&W) (NYSE: BWC) today announced that E. James (Jim) Ferland, 45, has been appointed President and Chief Executive Officer, effective April 19, 2012. Mr. Ferland will succeed Brandon C. Bethards, 64, who will step down as President and Chief Executive Officer of B&W, also on April 19, 2012. Mr. Bethards will retire from the Company effective at the Company’s Annual Meeting of Stockholders, which is scheduled to be held on May 8, 2012, at which time he will also resign from the Board of Directors. Mr. Bethards will remain an advisor to the Company for 12 months following the 2012 Annual Meeting to ensure a seamless transition. Mr. Ferland has also been appointed to the B&W Board of Directors, effective upon becoming President and Chief Executive Officer.

Mr. Ferland most recently served as President of the Americas division at Westinghouse Electric Company, where he led the Company’s efforts to build customer relationships, develop business plans, capture new markets, and deliver projects and products in North and South America.

“The Board is extremely pleased to welcome Jim to B&W as the Company’s next President and Chief Executive Officer,” said John A. Fees, Chairman of the Board of Directors. “Jim brings to B&W more than 23 years of experience in the commercial nuclear power and utility industry. Jim’s unique qualifications and effective leadership skills ideally suit him to lead B&W in its next phase of growth and development. I look forward to working closely with Jim as we build upon the strong foundation already in place at B&W and continue to execute our strategic priorities and create stockholder value.”

Mr. Fees added, “On behalf of the Board of Directors and all of us at B&W, I want to thank Brandon for his many outstanding contributions to the Company during nearly all of his 42 years in the industry with B&W. Under Brandon’s leadership as our President and Chief Executive Officer, he led B&W through a spin-off from its former parent company, resulting in B&W becoming publicly traded. He has overseen the continued success of our core businesses, developed and implemented a strategic plan to guide future business growth and developed a comprehensive succession plan for the B&W organization. I appreciate his ongoing support and wish Brandon the best in his retirement.”

Mr. Ferland said, “I am honored to have been named the next President and Chief Executive Officer of B&W, a Company with a long and proud history of innovation, leadership and project execution. With a portfolio spanning renewable energy, clean coal, nuclear power and national security capabilities, B&W is a leader with differentiated services that distinguish it from its peers. I am committed to working closely with B&W’s Board, management team and highly talented employees around the world, to build upon this Company’s proven record of success for the benefit of our customers, partners, employees and shareholders.”

“I am proud to have been a part of B&W’s growth and evolution,” said Mr. Bethards. “I believe that B&W is well positioned for continued growth and value creation and that we will continue to excel in the delivery of advanced energy and operational solutions. Now is the right time to transition the Company to the next generation of leadership. I look forward to supporting the Company over the next year and working closely with Jim during this transition period.”

About E. James (Jim) Ferland

Prior to joining Westinghouse Electric Company, Mr. Ferland served as Senior Vice President of Utility Operations for PNM Resources, Inc. in Albuquerque, NM. At PNM, Mr. Ferland was responsible for all regulated transmission and distribution operations for PNM and TNMP, utilities that serve electricity customers in New Mexico and Texas. He also provided oversight of PNM’s existing generation facilities, future generation development, wholesale power sales, supply chain, safety and environmental initiatives.

Before joining PNM, Mr. Ferland served as Vice President, Global Nuclear Field Services for Westinghouse. In this role, he led a $450 million global nuclear service business, including six manufacturing and service companies, with an international presence primarily in Europe

Previously, he was President and Chief Executive Officer of Louisiana Energy Services (LES), where LES obtained a combined construction and operating license for an enrichment plant issued by the U.S Nuclear Regulatory Commission, among several other accomplishments. Earlier in his career, Mr. Ferland gained extensive power generation operation and leadership experience with various U.S.-based utilities. He also served several years supporting the testing operations of Trident Nuclear Powered Submarines as a nuclear test supervisor with General Dynamics.

Mr. Ferland holds a bachelor’s degree in nuclear engineering from Rensselaer Polytechnic Institute, and a master’s in business administration from the Darden School of Business at the University of Virginia.

Outlook

B&W would like to reiterate its previously announced outlook, as reported in the Company’s fourth quarter and full-year 2011 earnings release on February 29, 2012. For the full year 2012, the Company continues to expect to achieve, on a consolidated basis, double-digit, year-over-year revenue growth. The Company also continues to expect revenues and operating earnings in its combined government-related segments to remain stable at approximately 2011 record annual levels. Further, B&W continues to expect that the combined power-related segments will continue to improve, driven principally by the investment cycle related to recent U.S. Environmental Protection Agency rules, strong project execution and further U.S. nuclear services activity. Partially offsetting consolidated 2012 growth expectations is a reduction in equity income from the Company’s Asian joint ventures. Additionally, the Company continues to expect somewhat higher pension expense in 2012 and an effective tax rate in the 32% to 35% range.

Conference Call and Webcast

The Company will host a live conference call and webcast beginning at 8:30 a.m. Eastern Time on April 4, 2012 to discuss today’s announcement. The listen-only audio of the conference call will be broadcast live via the Internet at www.babcock.com. The dial-in number for participants in the U.S. is 866-610-1072; the dial-in number for participants outside the U.S. is 678-905-9428. The passcode for all participants is 68575999. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

About B&W

Headquartered in Charlotte, N.C., The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets, as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,700 people, in addition to approximately 10,400 joint venture employees. Learn more at www.babcock.com.

Cautionary Statement Regarding Forward Looking Statements

B&W cautions that this release contains forward-looking statements, including statements relating to our expectations regarding 2012 consolidated revenue growth, 2012 revenue and operating income levels for our government-related segments, 2012 improvements for our power-related segments, equity income from joint ventures, higher pension expenses and the range of our 2012 effective tax rate. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in: the demand or competitiveness of nuclear power, government funding for the defense or energy programs in which we are involved and the timing, scope or enforcement of U.S. Environmental Protection Agency environmental rules affecting our customers. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risks, please see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Investor Contact:

Michael P. Dickerson, Vice President and Investor Relations Officer, 704-625-4944

investors@babcock.com

or

The Babcock & Wilcox Company

Media Contact:

Jud Simmons, Public Relations Manager, 434-522-6462

hjsimmons@babcock.com